SARA CREEK GOLD CORP.
(formerly Uventus Technologies Corp.)
5348 Vegas Drive
Las Vegas, NV  89108

Symbol: SCGC- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

September 24, 2009

Las Vegas – Sara Creek Gold Crop. (OTCBB: SCGC) (the “Company”) (formerly Uventus Technologies Corp.) is pleased to announce that it has changed its name to Sara Creek Gold Corp. effective September 23, 2009 with the Nevada Secretary of State’s office.  In addition, effective September 23, 2009, the Company has effected a fifteen (15) for one (1) forward stock split of its authorized and issued and outstanding common stock.  As a result, the Company’s authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001, and correspondingly its issued and outstanding capital increases from 2,980,000 shares of common stock to 44,700,000 shares of common stock.

The name change and forward stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on September 24, 2009 under the new stock symbol “SCGC”.  The Company’s new CUSIP number is 80310R 107.

On behalf of the Board of Directors,

Sara Creek Gold Corp.

Jean Pomerleau
President and Director

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sara Creek Gold Corp., and its subsidiaries, business and project plans.  Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections.  Where Sara Creek Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis.  However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements.  Sara Creek Gold Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.